UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29993 (Commission File Number)	94-3200380 (IRS Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the initial filing of this Form 8-K that was filed by IntraBiotics Pharmaceuticals, Inc. (the “Company”) on September 9, 2004. The initial filing disclosed that Ernst & Young LLP informed the Company that it would resign as the Company’s independent registered public accounting firm following the completion of services related to the review of the Company’s interim financial statements for the quarter ending September 30, 2004. The purpose of this amendment is to update the disclosures contained in Item 4.01 as of the effective resignation of Ernst & Young LLP.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 12, 2004, Ernst & Young LLP resigned as the Company’s independent public accountants. The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003, and in the subsequent interim period, through November 12, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The resignation of Ernst & Young LLP was approved by the Audit Committee of the Company’s Board of Directors.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 18, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated November 18, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: November 18, 2004
	By:	/s/ Kathleen Stafford
Kathleen Stafford
Principal Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated November 18, 2004.